Exhibit 15.1

Harney Westwood & Riegels LLP 4th Floor, South Quay Building 77 Marsh Wall London E14 9SH United Kingdom Tel: +44 (0) 20 3752 3600 Fax: +44 (0) 20 3752 3695

28 April 2021 By email
rachel.graham@harneys.com +44 (0) 20 3752 3604 039181.0064.RAG

ReneSola Ltd

Craigmuir Chambers

PO Box 71

Road Town

Tortola

British Virgin Islands

Dear Sir or Madam

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2020 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 10. Additional Information—E. Taxation” and “Item 16G. Corporate Governance” in the annual report.

Yours faithfully

Harney Westwood & Riegels LLP

Harney Westwood & Riegels LLP is a limited liability partnership registered in
England & Wales.

Reg. No. OC302285, VAT No. 795563084.

A list of partners is available for inspection at our offices.

Bermuda legal services provided through an association with Zuill & Co.
GB:5563632_1

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | London | Luxembourg | Montevideo São Paulo | Shanghai | Singapore | Vancouver harneys.com